Exhibit 32.1
Certification Pursuant to Exchange Act Rule 13a-14(b) and
18 U.S.C. Section 1350
In connection with the Quarterly Report of Spartech Corporation (the “Company”) on Form 10-Q for the period ended January 29, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Victoria M. Holt, President and Chief Executive Officer, certify, to the best of my knowledge, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 7, 2011	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer (Principal Executive Officer)